SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of report (date of earliest event reported) April 26, 2000


                     ACME ELECTRIC CORPORATION
(Exact Name of Registrant as Specified in Charter)


New York                        1-8277             16-0324980
(State or Other              (Commission           (IRS Employer
 Jurisdiction                File Number)         Identification
 of Incorporation)                                 No.)


400 Quaker Road, East Aurora, New York                    14052
(Address of Principal Executive Offices                 (Zip Code)


Registrant's telephone number, including area code (716) 655-3800


                                N/A
  (Former Name or Former Address, if Changed Since Last Report)









Item 5.   Other Events.

          On April 26, 2000, the Company entered into an Agreement and Plan of Merger with Miranda Holdings, Inc. and Miranda Acquisition Corp. (collectively, "Miranda") pursuant to which the shareholders of the Company will be asked to approve the merger of the Company into Miranda for a consideration of $7.65 per share.

Item 7.   Exhibits.

          (c) The following exhibit is filed as a part of this report:

          Agreement and Plan of Merger among Acme Electric
Corporation, Miranda Holdings, Inc. and Miranda Acquisition Corp.
dated as of April 26, 2000.  Pursuant to Rule 601(b)(2) of
Regulation S-K, schedules to this Agreement have been omitted. The Company agrees to supplementally provide the Securities and Exchange Commission copies of the schedules upon request.


                            SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ACME ELECTRIC CORPORATION
                                         (Registrant)

Date: May 2, 2000                          By:/s/
                                           Robert J. McKenna
                                           Chairman and Chief
                                           Executive Officer